UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 31, 2008

ICC Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25417	11-3571993
(State or other jurisdiction	Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3334 E. Coast Hwy #424, Corona Del Mar, CA	92625
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 200-7569

N/A
(Former Name and Address if Changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2008 the Company completed the Contract of Transfer of Company Branch with Mondobello SAS (“Mondobello”) pursuant to which it sold all of the assets of the Company’s four remaining Italian retail stores in an installment sale for $249,700 to Mondobello.. For further information concerning the terms of the contract see Item 2.01 of this Current Report, which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 31, 2008 ICC Italy, Srl., the wholly owned Italian subsidiary of ICC Worldwide, Inc. (“the Company”), sold all of the furniture, fixtures, and inventory of its four remaining Italian retail stores in an installment sale for $249,700 to Mondobello which was formed by a group of local investors for the purpose.. Three of the stores are located in the Ravenna area of the Emilia-Romagna region and the fourth is in Trescore, a town in the Lombardy region of Italy.

The contract of sale provides for a payment of $36,100 as a down payment of the purchase price with the balance paid over a 48 month period beginning in January, 2009. The effective interest rate on the payments is approximately 7.3%. One half of the purchase down payment was paid at the close of the transaction and one half of the purchase down payment is to be paid 10 days after the close of the transaction. .

The sale of the stores is being disclosed now as the final portion of the down payment has now been received.

Item 2.05. Costs Associated with Exit or Disposal Activities

On October 31, 2008 ICC Italy, S.r.l., the wholly owned Italian subsidiary of ICC Worldwide, Inc., sold all of the assets of its four remaining retail stores in an installment sale for $249,700.

With the consummation of the sale, the Company has exited the retail portion of its telecommunications business in order to concentrate the Company’s resources on building a wholesale telecom business serving immigrant worker communities in Italy.

The Company will account for the sale as discontinued operations in its Annual Report on Form 10-KSB for the fiscal year ended September 30, 2008. The Company does not expect to incur any material costs as a result of the sale. All store employees are being hired by Mondobello and all the facility leases are being re-written by the respective landlords in favor of Mondobello.

Item 9.01. Financial Statements and Exhibits

10.1 Preliminary Contract of Transfer of Company Branch between ICC Italy Srl and Mondobello SAS dated October 21, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Scott K Anderson, Jr.
Scott K Anderson, Jr.
Corporate Secretary

Date: December 1, 2008